UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2016

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The realization of deferred tax assets, including loss and credit carry-forwards, is subject to the generation of sufficient taxable income during the periods in which the deferred tax assets become realizable. As previously reported, due to Callaway Golf Company’s (the “Company”) cumulative pre-tax operating losses generated in the United States from 2009-2014, the Company recorded a valuation allowance against its U.S. deferred tax assets. As of September 30, 2016, the Company’s valuation allowance against its U.S. deferred tax assets was approximately $165 million.

During the fourth quarter of 2016, the Company began its 2017 planning and forecasting process and conducted its periodic evaluation of its U.S. deferred tax assets (the “Q4 assessment”). As part of the Q4 assessment, in determining the likelihood of the Company’s ability to realize its deferred tax assets, the Company evaluated all available evidence, including the U.S. business losses in periods prior to 2015, the U.S. business profitability in 2015, year-to-date and projected profitability for 2016, and expectations for future profitability. As a result of the Q4 assessment to date, the Company believes that (i) it is more likely than not that the Company will be able to realize its U.S. deferred tax assets and (ii) the valuation allowance established on those deferred tax assets will be reversed during the fourth quarter of 2016. Upon the reversal of the valuation allowance, the Company anticipates that it will realize a one-time, non-cash tax benefit of approximately $165 million, which will be reflected in its Income Tax Provision in its 2016 Consolidated Statement of Operations. Excluding this reversal of the valuation allowance, the Company would expect an effective U.S. income tax rate that is closer to applicable statutory rates for its U.S. results of operations for 2016 and prospectively for future periods.

The reversal of the Company’s valuation allowance was not included in its financial guidance provided on November 3, 2016. Nothing in this report should be construed as an update to that financial guidance (except with regard to the effect of the reversal of the valuation allowance and the resulting retroactive application for 2016 of an effective U.S. income tax rate that is closer to applicable statutory rates).

Forward-Looking Statements

Statements used in this report that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company’s realization of its U.S. deferred tax assets, reversal of the valuation allowance or the amount and timing thereof are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. The Company is still in the process of refining its calculation of the anticipated non-cash tax benefit (which also could be affected by unforeseen developments that occur on or prior to December 31, 2016). Accurately estimating the forward-looking statements is based upon various risks and unknowns including the complexity of calculating the amount of deferred tax assets, future profitability, and future estimates of taxable income, which all can be affected by the future performance of the Company’s business. For additional information concerning the risks affecting the Company’s business and other risks and uncertainties that could affect these statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: December 12, 2016	By:	/s/ Jennifer Thomas
	Name:	Jennifer Thomas
	Title:	Vice President and Chief Accounting Officer